SCHEDULE A

                            (as of August 29, 2018)


                                     FUNDS


                                               ANNUAL RATE
                                                OF AVERAGE
                                                DAILY NET          EFFECTIVE
Series                                            ASSETS             DATE
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First Trust S&P International Dividend
   Aristocrats ETF                                0.60%         August 16, 2013
First Trust Hedged BuyWrite Income ETF            0.85%         January 7, 2014
First Trust BuyWrite Income ETF                   0.85%         January 7, 2014
First Trust Rising Dividend Achievers ETF         0.50%         January 7, 2014
First Trust RBA Quality Income ETF                0.70%        February 24, 2014
First Trust RBA American Industrial
   Renaissance(TM) ETF                            0.70%        February 24, 2014
First Trust Dorsey Wright Focus 5 ETF             0.30%          March 4, 2014